Exhibit 99.1

Explanation of Responses:

Represents a disposition of Common Stock, par value $0.001, of Inspire Pharmaceuticals, Inc. pursuant to the tender offer contemplated by that certain Agreement and Plan of Merger, dated as of April 5, 2011, among Merck & Co., Inc., a company formed under the laws of New Jersey ("Merck"), Monarch Transaction Corp., a Delaware corporation and a wholly owned subsidiary of Merck ("Monarch"), and Inspire Pharmaceuticals, Inc., a Delaware corporation, in accordance with that certain Tender and Support Agreement, dated as of April 5, 2011, by and among Merck, Monarch and Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership ("WP IX").

All of the shares of the Common Stock disclosed in this Form 4 were owned by WP IX.  The general partner of WP IX is Warburg Pincus IX, LLC, a New York limited liability company ("WP IX LLC").  Warburg Pincus Partners LLC, a New York limited liability company ("WPP LLC"), is the sole member of WP IX LLC.  Warburg Pincus & Co., a New York general partnership ("WP"), is the managing member of WPP LLC.  Warburg Pincus LLC, a New York limited liability company ("WP LLC"), manages WP IX.  Charles R. Kaye and Joseph P. Landy are each a Managing General Partner of WP and a Co-President and Managing Member of WP LLC.  By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), WP, WP LLC, WPP LLC, WP IX LLC, Mr. Kaye and Mr. Landy may be deemed to be the beneficial owners of any securities that may be deemed to be owned by WP IX.  Each of WP, WP LLC, WPP LLC, WP IX LLC, Mr. Kaye and Mr. Landy disclaims beneficial ownership of such securities except to the extent of any indirect pecuniary interest therein.  The address of the Warburg Pincus Entities is 450 Lexington Avenue, New York, New York 10017.

Jonathan S. Leff, the reporting person and a director of the Company through May 13, 2011, is a General Partner of WP and a Managing Director and Member of WP LLC.  As such, Mr. Leff may have be deemed to have had an indirect pecuniary interest (within the meaning of Rule 16a-1 of the Exchange Act) in an indeterminate portion of the Common Stock owned by WP IX.  All securities indicated as owned by Mr. Leff in this Form 4 are included because of his affiliation with the above entities.  Mr. Leff disclaims beneficial ownership of such securities except to the extent of any indirect pecuniary interest therein.